                                                                  EXHIBIT 10.1.7

                              DATED __________ 2005

                               BIOVEX GROUP, INC.

                                       AND

                                 [OPTION HOLDER]

                                   ----------

                             REPLACEMENT EMI OPTION
                                    AGREEMENT

                                   ----------

                (WILMER CUTLER PICKERING HALE AND DORR LLP LOGO)

                                  Alder Castle
                                 10 Noble Street
                                 London EC2V 7QJ
                            Tel: +44 (0)20 7645 2400
                            Fax: +44 (0)20 7645 2424

                                TABLE OF CONTENTS

1.  Definitions............................................................    3
2.  Grant of Replacement Option............................................    5
3.  Restrictions on the grant of the Replacement Option....................    6
4.  Rights to exercise the Replacement Option..............................    6
5.  Exercise of Replacement Options........................................    7
6.  Take-overs, reconstructions and winding-up.............................    8
7.  Certificate of Incorporation; Stockholders' Agreement..................    9
8.  General................................................................    9
9.  Alterations............................................................   10
10. Limitation of Liability................................................   10
11. Governing Law..........................................................   10
SCHEDULE 1.................................................................   12
Rules of the BioVex Limited Enterprise Management Incentives Scheme........   12
SCHEDULE 2.................................................................   13
Certificate of Incorporation of BioVex Group, Inc. adopted on _____ 2005...   13
SCHEDULE 3.................................................................    1
Notice of grant of EMI option..............................................    1
SCHEDULE 4.................................................................    2
Notice of Exercise.........................................................    2
SCHEDULE 5.................................................................    4
Stockholders' Agreement of BioVex Group, Inc...............................    4

THIS DEED is made the __________ day of __________ 2005

BETWEEN:

(1)  BIOVEX GROUP, INC., a Delaware corporation, (the "Company"); and

(2)  [__________] of [__________ home address __________] (the "Option Holder").

WHEREAS:

A. The Option Holder was granted an option qualifying as an enterprise management incentive option under Schedule 5 to the Income Tax (Earnings and Pensions) Act 2003 by BioVex Limited, now a wholly owned subsidiary of the Company.

B. The Option Holder has agreed with the Company, as a consequence of the reorganisation of the BioVex group by which the Company became the holding company of the group, to release his options over shares in the capital of BioVex Limited in consideration for a grant of replacement options over shares of common stock of the Company.

THIS DEED WITNESSES as follows:-

1.   DEFINITIONS

1.1 In this Deed the words and expressions set out below shall have the meanings specified against them unless otherwise specifically provided and any reference to a provision of an Act of Parliament shall include any modification, consolidation, re-enactment or extension of it.

     "ACQUIRING COMPANY" a company which obtains Control of the Company in accordance with Clause 6.1;

     "BIOVEX" BioVex Limited (a company registered in England with number 3480520);

     "CHANGE OF CONTROL" shall mean any of (i) a consolidation, merger, or similar transaction or series of related transactions, including a sale or other disposition of stock, in which the Company is not the surviving corporation or which results in the acquisition of all or substantially all of the Company's then outstanding common stock by a single person or entity or by a group of persons and/or entities acting in concert, (ii) a sale or transfer of all or substantially all the Company's assets, or (iii) a dissolution or liquidation of the Company. Where a Change of Control involves a tender offer that is reasonably expected to be followed by a merger described in (i) (as determined by the Board), the Change of Control shall be deemed to have occurred upon consummation of the tender offer;

     "COMPANY" BioVex Group, Inc., a Delaware corporation;

     "CONTROL" the meaning given to that expression by Section 840 of the Taxes Act;

     "DATE OF GRANT" the date upon which the Replacement Option is granted in accordance with Clause 2.2;

     "DIRECTORS" the directors for the time being of BioVex or the directors present at a duly convened meeting of the board of directors or of a duly appointed committee of the board of directors at which a quorum is present;

     "DISQUALIFYING EVENT" has the meaning specified in sections 533-539 of the Income Tax Act 2003;

     "EMI SCHEME" the BioVex Limited Enterprise Management Incentives Scheme under which this Replacement Option has been granted;

     "EXCESS SHARES" the aggregate number of Shares comprising this Replacement Option in excess of the limits specified in paragraph 7 of Schedule 5 as applied to replacement options by paragraph 43 of Schedule 5;

     "GROUP MEMBER" the Company, BioVex and any Subsidiary;

     "INCOME TAX ACT" the Income Tax (Earnings and Pensions) Act 2003;

     "ISSUE OR RE-ORGANISATION" any issue of shares or other securities of the Company (other than as consideration for an acquisition) and/or any capitalisation, consolidation or sub-division or reduction of share capital in the Company and/or any other variation in the share capital of the Company which in the opinion of the Directors justifies a variation in the number of shares subject to the Replacement Option and/or the Option Price pursuant to the Replacement Option;

     "LISTING" the listing of some or all of the Company's shares in the Official List or the admission of some or all of the Company's shares to the Alternative Investment Market or the listing or admission of some or all of the Company's shares on the New York Stock Exchange, Nasdaq or any recognised investment exchange (as defined in the Financial Services and Markets Act 2000);

     "LISTING RULES" the listing rules which are made by the competent authority for the purposes of Part VI of the Financial Services and Markets Act 2000 as published in the book entitled "The Listing Rules", as from time to time amended;

     "LONDON STOCK EXCHANGE" London Stock Exchange plc;

     "OFFICIAL LIST" the Official List of the London Stock Exchange;

     "OPTION PRICE" the acquisition price for a Share comprised in the Replacement Option as set out in Clause 2.2.5;

     "ORIGINAL DATE OF GRANT" the date on which the option over shares in the capital of BioVex was granted and which this Replacement Option replaces;

     "REDUNDANCY" dismissal by reason of redundancy for the purposes of Part XI of the Employment Rights Act 1996;

     "REPLACEMENT OPTION" the Replacement Option to acquire Shares granted in accordance with Clause 2;

     "RETIREMENT" retirement by the Option Holder on reaching the age of 60;

     "SALE" a Trade Sale or Change of Control;

     "SCHEDULE 5" Schedule 5 to the Income Tax Act;

     "SHARES" shares of common stock in the capital the Company par value $0.0001 or as the context may require shares for the time being representing the same whether in consequence of any Issue or Reorganisation or otherwise;

     "SUBSIDIARY" a company which is both under the Control of the Company and which is a subsidiary of the Company within the meaning of Section 736 of the Companies Act 1985;

     "TAXES ACT" the Income and Corporation Taxes Act 1988;

     "TRADE SALE" the sale of all or substantially all of the business assets or undertaking of all Group Members.

1.2 In these Rules unless the context otherwise requires words denoting the singular number shall include the plural number and words denoting the masculine gender shall include the feminine gender.

2.   GRANT OF REPLACEMENT OPTION

2.1 In consideration for the grant of the Replacement Option under Clause 2.2 below, the Option Holder hereby releases all options granted to him prior to the date of this Deed under the EMI Scheme.

2.2 The Company hereby grants a Replacement Option to the Option Holder on the following terms:

     2.2.1 the Replacement Option is granted pursuant to the EMI Scheme and is subject to the rules of that scheme. A copy of the rules of the EMI Scheme is set out at Schedule 1 to this Agreement;

     2.2.2 the Replacement Option is granted under the provisions of Schedule 5;

     2.2.3 the Date of Grant of the Replacement Option shall be the date upon which this Deed is executed by the parties;

     2.2.4 the Replacement Option is over [__________] Shares;

     2.2.5 the Replacement Option Price is $_____  per Share;

     2.2.6 the Replacement Option may be exercised in accordance with Clause 4 of this Deed;

2.3 The Replacement Option shall be personal to the Option Holder and other than a transfer to the Option Holder's personal representatives on death shall not be transferable, assignable or chargeable. Any other purported transfer, assignment, charge, disposal or dealing with the rights and interests of the Option Holder under this Deed shall render the Replacement Option void.

2.4 The Option Holder may by notice given in writing within 30 days after its Date of Grant renounce his rights to the Replacement Option, in which event the Replacement Option will be deemed for all purposes never to have been granted.

2.5 The Option Holder shall within 30 days immediately following the Date of Grant give a declaration to the Company (in the form set out in Schedule 3 to this Agreement or in such other form determined by the Company) that he meets the requirements of paragraph 26 of Schedule 5 (commitment of working time) in relation to the Replacement Option.

2.6 If notice of the grant of the Replacement Option is not given to HM Revenue and Customs within 92 days of the Date of Grant or if the HM Revenue and Customs conclude that the requirements of the EMI Legislation are not met in relation to the Replacement Option, the Replacement Option shall lapse and shall be deemed for all purposes never to have been granted.

3.   RESTRICTIONS ON THE GRANT OF THE REPLACEMENT OPTION

     This Clause 3 applies where the Replacement Option has been granted over Excess Shares.

3.1 If the Replacement Option has been granted over Excess Shares, the Directors shall forthwith notify the Option Holder of this fact. The Directors may call in this Deed for endorsement, replacement or cancellation (as appropriate).

3.2 If the Replacement Option has been granted over Excess Shares, the Replacement Option shall only take effect to the extent that the limits set out in paragraph 7 of Schedule 5 (as applied to replacement options by paragraph 43 of Schedule 5) are exceeded as an option granted otherwise than in accordance with Schedule 5.

4.   RIGHTS TO EXERCISE THE REPLACEMENT OPTION

4.1 Subject to the provisions of Clause 4.4 the Replacement Option shall be capable of being exercised in full in accordance with the provisions of Clause 5 immediately after a Sale or Listing becomes effective unless this Deed provides otherwise.

     If the Shares are admitted to Listing on the London Stock Exchange, the Replacement Option may not be exercised, released or surrendered at a time when such exercise, release or surrender would not be in accordance with the "Model Code on Directors' dealings in Securities" as set out in the Listing Rules as amended from time to time.

4.2 If the Option Holder ceases to be a director or employee of a Group Member (otherwise than by reason of his death), the following provisions shall apply:

     4.2.1 if he ceases by reason of injury, disability, sickness, Redundancy, Retirement, the company for which the Option Holder works ceasing to be a Group Member, or the business or part-business in which the Option Holder works being transferred to a person who is not a Group Member, any Replacement Option or Replacement Options held by him may (and subject to Clause 4.3 below must, if at all) be exercised (subject to Clause 4.1 above) within six months (or such longer period as the Directors permit) after his so ceasing;

     4.2.2 if he so ceases for any other reason, the Replacement Option may not be exercised at all unless the Directors so permit, in which event it may (and subject to Clause 4.3 below must, if at all) be exercised (subject to Clause 4.1 above) to the extent permitted by the Directors within the period mentioned in Clause 4.2.1 above (or such longer period as the Directors permit).

     The Option Holder shall not be treated for the purposes of this Clause 4.2 as ceasing to be a director or employee of a Group Member until such time as he is no longer a director or employee of any Group Member.

4.3 If the Option Holder dies before exercising the Replacement Option and at a time when he is a director or employee of a Group Member the Replacement Option may (and must, if at all) be exercised (subject to Clause 4.1 above) by his personal representatives within six months after the date of his death.

4.4 To the extent the Replacement Option is unexercised immediately following the expiry of:

     4.4.1 the period of 6 months commencing immediately after a Sale becomes effective;

     4.4.2 any of the periods set out in Clauses 4.2.1, 4.2.2 and 4.3,

     the Replacement Option will lapse.

4.5 The personal representatives of the deceased Option Holder may not exercise the Replacement Option if the Option Holder was precluded from doing so at the time of his death.

4.6 Notwithstanding any other provision of this Deed, the Replacement Option may not be exercised after the expiry of the period of 10 years beginning with the Original Date of Grant and to the extent not exercised within that period shall lapse.

5.   EXERCISE OF REPLACEMENT OPTIONS

5.1  The Replacement Option may be exercised in whole or in part.

5.2 The exercise of the Replacement Option shall be effected by the delivery to the Company of a notice of exercise in the form set out in Schedule 4 to this Agreement or in such form and manner as the Directors may from time to time prescribe (such notice to contain such investment or securities representations and warranties as the Directors consider appropriate from time to time). Unless the Directors determine otherwise, any such notice shall have effect only on receipt by the Company, together with the payment of the aggregate Option Price in respect of the number of Shares to be acquired and all sums estimated by the Company due pursuant to Clause 8.2, such payment to be made to the Company or to such other person or body corporate as may be nominated by the Company at the time of exercise of the Replacement Option or any part thereof.

5.3 Subject to Clause 5.4, within 30 days after the Replacement Option has been exercised by the Option Holder (or his personal representative), the Directors on behalf of the Company shall allot to him (or his nominee) or, as appropriate, procure the transfer to him (or his nominee) of the number of Shares in respect of which the Replacement Option has been exercised, provided that, for the avoidance of doubt, where Shares are so allotted or transferred to a nominee, the beneficial interest in them must vest in the person who exercised the Replacement Option.

5.4 Any Shares allotted to the Option Holder pursuant to the exercise of this Replacement Option or any part thereof shall rank pari passu in all respects with the shares of the same class for the time being in issue save as regards any rights attaching to such shares by reference to a record date prior to the date of the allotment, and in the case of the transfer of existing Shares, the transferee shall not acquire any rights attaching to such Shares by reference to a record date prior to the date of the transfer.

6.   TAKE-OVERS, RECONSTRUCTIONS AND WINDING-UP

6.1  If an Acquiring Company:-

     6.1.1 obtains Control of the Company as a result of making:

          (a) a general offer or otherwise to acquire the whole of the issued share capital of the Company which is made on a condition such that if it is satisfied the person making the offer will have Control of the Company, or

          (b) a general offer or otherwise to acquire all the shares in the Company which are of the same class as the Shares which may be acquired by the exercise of Options granted under this Scheme, or

     6.1.2 obtains Control of the Company in pursuance of a compromise or arrangement sanctioned by the court under section 425 of the Companies Act 1985, or

     6.1.3 becomes bound or entitled to acquire shares in the Company under sections 428 to 430F of that Act, or

     6.1.4 acquires all the shares in the Company and the conditions specified in paragraph 40 of Schedule 5 are met,

     the Option Holder may at any time within the periods specified in Clause
     6.2 below by agreement with the Acquiring Company, release the Replacement Option to the extent it has not lapsed (the "Old Option") in consideration of the grant to him of an option ("the New Option") which is equivalent to the Old Option but relates to shares in a different company (whether the Acquiring Company itself or some other company) provided that the conditions specified in paragraph 43 of Schedule 5 are met.

6.2  The periods referred to in Clause 6.1 are as follows:

     6.2.1 if the Acquiring Company obtains Control of the Company in terms of Clause 6.1.1 the period is six months after the date on which:

          (a)  the person making the offer has obtained Control of the Company;
               and

          (b)  any condition subject to which the offer is made is met;

     6.2.2 the period of six months after the date on which the Acquiring Company obtained Control of the Company in terms of Clause 6.1.2;

     6.2.3 the period during which the Acquiring Company remains bound or entitled to acquire shares in the Company in terms of sections 428 to 430F of the Companies Act 1985.

7.   CERTIFICATE OF INCORPORATION; STOCKHOLDERS' AGREEMENT

7.1 Any Shares acquired on the exercise of the Replacement Option are subject to the provisions of the Certificate of Incorporation of the Company. A copy of the said Certificate as at the date of this Agreement is set out in
     Schedule 2 to this Agreement.

7.2 As a condition to exercise of this Replacement Option, the Option Holder will be required to become a party to, and to become bound as a "Common Holder" under, the Stockholders' Agreement of the Company dated 30 August 2005, substantially in the form attached as Schedule 5 to this Agreement, as the same is amended from time to time.

8.   GENERAL

8.1 Any rights conferred on the Option Holder under this Deed are entirely separate from any pension right or entitlement he may have and from his terms or conditions of employment with any Group Member and the terms of this Deed shall in no respects whatever affect in any way the Option Holder's pension rights or entitlement or terms or conditions of employment with any Group Member. In particular (but without limiting the generality of the foregoing words) if the Option Holder leaves employment with any Group Member he shall not be entitled to any compensation for any loss of any right or benefit or prospective right or benefit under this Deed which he might otherwise have enjoyed whether such compensation is claimed by way of damages for wrongful dismissal or breach of contract or by way of compensation for loss of office or otherwise howsoever.

8.2 If the Company, Biovex or any Group Member is required to account for any amount of tax, duties and/or National Insurance Contributions (both employer and employee) as a result of or in connection with the exercise of the Replacement Option or the acquisition or disposal of the Shares arising on or after the exercise of the Replacement Option, the Option Holder shall indemnify the Company, BioVex, or the relevant Group Member, as the case may be, in respect of the amount of all tax, duties and National Insurance Contributions (employee and, to the extent lawful, employer) accounted for or to be accounted for.

9.   ALTERATIONS

9.1 Subject to Clauses 9.2 and 9.3 below, the Directors may at any time alter or add to all or any of the provisions of this Deed, or the terms of the Replacement Option, in any respect.

9.2 No alteration or addition to the disadvantage of the Option Holder shall be made under Clause 9.1 above, unless the alteration or addition is approved by the Option Holder.

9.3 No alteration or addition to the material advantage of the Option Holder shall be made under Clause 9.1 above without the prior approval of the Remuneration Committee.

9.4 As soon as reasonably practicable after making any alteration or addition under Clause 9.1 above, the Directors shall give notice in writing thereof to the Option Holder.

10.  LIMITATION OF LIABILITY

     Nothing in this Deed nor in the EMI Scheme nor anything said or done by the Company or its agents may be taken as representing that the Replacement Option qualifies or will continue to qualify under Schedule 5. The Company will not be liable to the Option Holder for any loss whatsoever, arising from its failure to qualify, or from any failure to notify the Option Holder of any Disqualifying Event.

11.  GOVERNING LAW

     This Deed and its interpretation are governed by English law.

IN WITNESS whereof this document has been executed and delivered as a Deed the day and year first above written


SIGNED                            )
as a deed by                      )
in the presence of:               )


Witness signature:
                   ------------------------------------

Witness name:
              -----------------------------------------

Witness occupation:
                    -----------------------------------

Witness address:
                 --------------------------------------

                 --------------------------------------

                 --------------------------------------

EXECUTED                          )
as a deed by BIOVEX GROUP, INC.   )
acting by ________ and ________   )

Director
                   ------------------------------------

Director/Secretary
                   ------------------------------------

                                   SCHEDULE 1

       RULES OF THE BIOVEX LIMITED ENTERPRISE MANAGEMENT INCENTIVES SCHEME

                                   SCHEDULE 2

 CERTIFICATE OF INCORPORATION OF BIOVEX GROUP, INC. ADOPTED ON __________ 2005

                                   SCHEDULE 3

                          NOTICE OF GRANT OF EMI OPTION

                        ENTERPRISE MANAGEMENT INCENTIVES
       NOTICE OF THE GRANT OF AN OPTION UNDER SCHEDULE 5 TO THE INCOME TAX
                        (EARNINGS AND PENSIONS) ACT 2003

--------------------------------------------------------------------------------
1.   DETAILS OF THE COMPANY WHOSE SHARES ARE THE SUBJECT OF THE AGREEMENT:

Name: ____________________________________

Registered number: _______________________

Address of registered office: ____________

__________________________________________

__________________________________________

Name of the Tax Office to which the company's accounts are sent for Corporation Tax assessment:

__________________________________________

Corporation Tax reference ________________

--------------------------------------------------------------------------------
2.   DETAILS OF THE EMPLOYER COMPANY GIVING THIS NOTICE:

Name: ____________________________________

Name of the Tax Office to which the company's accounts are sent for Corporation Tax assessment:

__________________________________________

Corporation Tax reference ________________

Name and reference of the Tax Office which deals with the tax liabilities of this company's employees:

__________________________________________

PAYE tax reference _______________________

--------------------------------------------------------------------------------
3.   DETAILS OF THIS OPTION, AND THIS EMPLOYEE'S OTHER OPTIONS:

Date of grant: __/__/____

Total market value (at date of this grant) of this employee's unexercised EMI options, including this option: L___________________

Total market value (at date of grant) of this employee's unexercised CSOP and EMI Options in employee's employer company, or any other group company: L______

Select one:

     The market value of the shares under this option at the date of its grant has been agreed with SVD as L__________ per share, OR

     The market value has not been agreed with SVD, OR

     The company's shares were listed on a Recognised Stock Exchange at L______ per share, at date of grant.

--------------------------------------------------------------------------------
4.   DETAILS OF AND DECLARATION BY THE EMPLOYEE TO WHOM THIS OPTION HAS BEEN
     GRANTED:

Name in full: ____________________________

National Insurance number: __/__/__/_

I declare that I am committed to working for the Qualifying Company whose shares are the subject of this option, and/or for Qualifying Subsidiaries of that company, for: (select one)

At least 25 hours a week, OR              At least 75% of my Working Time.


Signature:                                Date: __/__/____
           ----------------------------

--------------------------------------------------------------------------------
5.   DECLARATION BY A DIRECTOR OR THE SECRETARY OF THE EMPLOYER COMPANY:

Name in full: ____________________________

I ATTACH A COPY OF THE OPTION AGREEMENT.

I declare that the option set out in the attached agreement satisfies the requirements of the Schedule in respect of: (select one)

     All the shares, or ____________ shares (enter number)

I also declare that to the best of my knowledge and belief, all the information given above is correct and complete.

--------------------------------------------------------------------------------

                                   SCHEDULE 4

                               NOTICE OF EXERCISE

             BIOVEX LIMITED ENTERPRISE MANAGEMENT INCENTIVES SCHEME
                                 (THE "SCHEME")

                    NOTICE OF EXERCISE (REPLACEMENT OPTIONS)

This notice is to be completed by the option holder named below when exercising a replacement option to acquire some or all of the shares shown on the option holder's replacement option agreement dated _________________ (insert date of relevant replacement option agreement) and made between BioVex Group, Inc. and the option holder ("Option Agreement"). It should be returned to the Company Secretary.

To:  BioVex Group, Inc.

I, __________________________ (insert full name), refer to the replacement option ("Option") grantEd to me pursuant to the Scheme and the Option Agreement at the price of $_______________ (insert per share option price) and now:

     - have been advised by the Secretary that my immediate income tax and employer and employee national insurance liability is L____________ with a dollar equivalent of $___________;

     - exercise the Option in respect of _____________________ (insert number) shares of common Stock of BioVex Group, Inc.;

     - meet my payment obligations by enclosing a cheque for $______________ in favour of "BioVex Group, Inc.";

     The total amount you need to pay will be your option price multiplied by the number of shares in respect of which you are now exercising your Replacement Option. You may then need to add your immediate income tax and national insurance liability (employer and employee). All sterling amounts need to be converted to US dollars at the prevailing exchange rate.

     - return the original Replacement Option Agreement and all copies which I hold for endorsement and return to me or, if no Shares remain under this Option following this exercise, for retention by the Company;

     -    represent and warrant as follows:

          - I am purchasing the Shares for my own account for investment only, and not with a view to, or for sale in connection with, any distribution of the Shares in violation of the Securities Act of 1933 (the "Securities Act") or any rule or regulation under the Securities Act.

          - I have had such opportunity as I have deemed adequate to obtain from representatives of the Company such information as is necessary to permit me to evaluate the merits and risks of my investment of the Company.

          - I have sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in the purchase of the Shares and to make an informed investment decision with respect to such purchase.

          - I can afford a complete loss of the value of the Shares and am able to bear the economic risk of holding such Shares for an indefinite period.

          - I understand that (i) the Shares have not been registered under the Securities Act and are "restricted securities" within the meaning of Rule 144 under the Securities Act, (ii) the Shares cannot be sold, transferred or otherwise disposed of unless they are subsequently registered under the Securities Act or an exemption from registration is then available, (iii) in any event, the exemption from registration under Rule 144 will not be available for at least one year and even then will not be available unless a public market then exists for the Common Stock, adequate information concerning the Company is then available to the public, and other terms and conditions of Rule 144 are complied with; and (iv) there is now no registration statement on file with the Securities and Exchange Commission with respect to any stock of the Company and the Company has no obligation or current intention to register the Shares under the Securities Act.

and request that I be registered as the holder of such shares and a definitive certificate for such shares be sent by registered post to me at the address below or delivered by hand to me at my usual place of work.

BLOCK CAPITALS PLEASE

FULL NAME                                 SIGNATURE OF OPTION HOLDER


---------------------------------------   --------------------------------------

ADDRESS
        -------------------------------

        -------------------------------

        -------------------------------

Your rights under the Scheme are governed by the Rules which may be inspected upon request to the Company Secretary and your replacement option agreement. In the event of any conflict between (i) the Rules, your replacement option agreement and any applicable legislation and (ii) this notice of exercise, the Rules, your replacement option agreement and legislation (as appropriate) take precedence. References made to taxation consequences are for guidance only.

                                   SCHEDULE 5

                  STOCKHOLDERS' AGREEMENT OF BIOVEX GROUP, INC.